
As Filed With the Securities and Exchange Commission on April 16, 2001
                                                Registration No.
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   XAIBE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                Nevada 76-0594907
          (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                       (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             13100 Northwest Freeway
                                    Suite 130
                              Houston, Texas 77040
                      (Tel.713-690-9233; Fax 713-690-9277)
             (ADDRESS AND TELEPHONE OF PRINCIPAL EXECUTIVE OFFICES)


                                  Jimmy Farmer
                       13100 Northwest Freeway, Suite 130
                              Houston, Texas 77040

                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                           ( Telephone: 713-690-6233 )
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                          William Vincent Walker, Esq.
                          1177 W. Loop South, Suite 560
                              Houston, Texas 77027

                                 (713-599-1008)

                         CALCULATION OF REGISTRATION FEE

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

--------------------------------------------------------------------------------------------------------------
 Title of Securities       Amount To Be              Proposed             Proposed           Registration Fee
   To Be Registered       Registered (1)             Maximum              Aggregate
                                                Offering Price Per    Offering Price (2)
                                                     Share (2)
--------------------------------------------------------------------------------------------------------------
     Common Stock          400,00 shares         $6.00 per share         $2,400,000                $4800
   $.001 par value
--------------------------------------------------------------------------------------------------------------




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(1)      No plan interests are being registered pursuant to Rule 416 (c) under the Securities Act of 1933.

(2) The aggregate offering price for shares of Common Stock registered hereby, which are to be offered to Consultants, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 (c), on the basis of the average price of securities of the same class as determined in accordance with Rule 457 (c), for the five trading days before the filing of the Registration Statement as reported on the NASD OTC Market for the Common Stock of the Registrant.



                                     PART II


         INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration
Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1.       The Company's Form 10-KSB/A Annual Report filed under Section
                  12(g) of the Securities Exchange Act of 1934, as amended, as of October 12, 2000.

         2.       The Company's Form 10QSB Quarterly Report filed on February
                  20, 2001.

         3.       The Company's Form 10QSB Quarterly Report filed on November
                  20, 2001.

         4.       The Company's Form 8-K/A Current Repor filed on January 10,
                  2001.

         All documents previously and subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such

                                      2

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document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this registration statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Special counsel for the Company, William Vincent Walker, 1177 West
Loop South, Suite 560, Houston, Texas 77027, has rendered an opinion to the effect that the Common Stock offered hereby will when issued in accordance with the resolutions of the Board and the Bylaws, be legally and validly issued, fully paid and non-assessable with respect to issuance under such plan. Mr. Walker does not beneficially shares of the Company's Common Stock, and he will be eligible for options under the Company's Stock Plan.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of a Nevada corporation. The Company's Certificates of Incorporation and the Bylaws provide that the corporation shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         The Certificates of Incorporation and Bylaws of the Company require the Company to indemnify its Directors and Officers to the fullest extent permitted by the laws of the State of Nevada.

         The above indemnification provisions notwithstanding, the Company is aware that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is unenforceable.

Item 8. EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

                                      3

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

        Number        Description
        ------        -----------
         4.1      Consultant Agreement

         4.2      Corporate Resolutions

         5.1      Opinion of William Vincent Walker, Special Counsel to the
                  Registrant.

         23.1 Consent of William Vincent Walker, Attorney at Law (included in the Opinion filed as Exhibit 5.1)

         23.2     Consent of Janet Loss, independent auditors.

         24.1 Power of Attorney (included on signature page t the Registration Statement at page S-1).


Item 9. UNDERTAKINGS.

        (a)   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not Apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effecti amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
              (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       5

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the February 26, 2001

                                     XAIBE, INC.



                                     By: /s/ Jimmy Farmer
                                        --------------------------------------
                                         Jimmy Farmer, President and
                                         Attorney in Fact


                                POWER OF ATTORNEY

         The, the undersigned officers and directors of XAIBE, Inc., do hereby constitute and appoint Jimmy Farmer as our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



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Signature                           Title                         Date
---------                           -----                         ----

/s/ Jimmy Farmer              President and Sole Director      February 26, 2001
---------------------------
 Jimmy Farmer, President




                                  EXHIBIT INDEX


      Exhibit Number             Description
      --------------             -----------
         4.1                     Consultant Agreement.

         4.2                     Corporate Resolutions.

         5.1                     Opinion of William Vincent Walker, Special
                                 Counsel to the Registrant.

         23.1                    Consent of William Vincent Walker,
                                 Attorney at Law (included in the Opinion filed as Exhibit 5.1).

         23.2                    Consent of Janet Loss, C.P.A., P.C.,
                                 independent auditors.

         24.1 Power of Attorney (included on signature page to the Registration Statement).


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